Exhibit 99.1

Maven Reports Q2 Financials, Releases Technology Platform, Anticipates Network Rollout in Q4

SEATTLE--(BUSINESS WIRE)--Maven (theMaven Inc.) (ticker symbol:MVEN) today announced it has signed and is in the process of integrating more than 60 channel partners (“Mavens”) into its coalition and that second quarter expenses tracked with internal forecasts as the company builds toward a network rollout.

Maven’s platform was unveiled in May and the company plans a formal launch in the fourth quarter.

Click here for the complete list of Mavens signed to date. All will operate exclusively on Maven’s technology, advertising and distribution platform.

Maven’s strategy is to deploy an invite-only coalition of expert, passion-based channels within 20 broad content verticals – including politics, investing, fashion and entertainment – that each extend into numerous subcategories.

“Looking ahead, we seek to partner with 1,000 high-scale, category-specific Mavens – partners with organic, highly engaged audiences – over the next few years,” said Maven CEO James Heckman. “We envision more than 100 million organic, unique users – each engaging with independently operated Mavens on the network.

“The beauty of our platform is the efficiency. Unit costs come down as each new channel comes into our coalition because fixed costs remain relatively static as we grow,” Heckman added. “Moreover, this is a proven model – one that our leadership and engineering team began pioneering two decades ago; this is simply our next generation. This powerful coalition of professional leaders, all operating on a single platform, brings together massive scale, high efficiency and market-leading engagement.”

STRATEGIC UPDATE

“Our veteran, product-focused team came together with a clear vision and began creating value on day one. In less than one year, we architected an end-to-end business and technology platform that will support millions of highly engaged consumers and in turn, reward our shareholders,“ Heckman added. “We are on track to meet our internal 2017 goals, both for number of Mavens signed and activated. It’s also important to note that each Maven is a driven, passionate expert in their field, with a devoted audience.”

Q2 2017 Strategic Initiatives

Maven, during the second quarter of 2017, focused on three key strategic initiatives: (1) developing our technology platform, (2) business development to sign new Mavens to our network and (3) launching operations with certain Mavens.

Developing Technology Platform

Since the Company’s founding in July 2016, the primary focus of the Company’s software engineering team has been building the world-class publishing and social media technology platform. Since inception, Maven has invested nearly $2 million in the technology platform.

Business Development

Simultaneous with technology development, the Company’s network development team has been searching for and developing business relationships with hundreds of leading experts and community leaders we call “Mavens.” As of August 15, we have signed more than 60 Mavens to contractual arrangements to transition their web presence to www.themaven.net.

Operational Launch

Beginning with the initial, preview launch deployment of the Company’s technology platform in May 2017, our publisher support team has been working with signed Mavens to transition to the Maven network. This process generally takes 60 to 90 days to transition all publishing operations. We anticipate that by the end of the 3rd quarter more than half of the currently signed Mavens will be fully operational.

Q3/Q4 2017 Outlook

We expect to begin generating advertising and membership revenue during Q4. Until Maven has the opportunity to test revenue streams against migrated channels, we will not provide a revenue forecast. The primary leading indicator of our progress is the number of Mavens we have signed. We expect that each Maven will increase our network’s monthly unique users. As we grow the number of channels and the number of monthly unique users we expect that our advertising and membership revenues will increase in direct proportion.

Q2 Financials

Readers are directed to the accompanying Financial Statements: Statement of Operations, Balance Sheet and Statement of Cash Flow and our complete Form 10-Q Quarterly Report.

The Company is in the earliest stages of launching business operations as noted above. We expect that we will continue to operate at a loss and incur negative operating cash flows as we make ongoing investments into business development and the technology platform. During the second quarter, the Company completed a private equity investment of $3.5 million, net cash in common equity. During the third quarter, we expect that we will complete an additional round of equity financing.

Financial Highlights as reported under United States Generally Accepted Accounting Principles (GAAP)

Operating Results

Net loss for the three months ended June 30, 2017

$1,588,367

Net loss for the six months ended June 30, 2017

$2,593,195

Cash Flow

Capital Investment in Website Development and Fixed Assets

For the three months ended June 30, 2017

$749,043

For the six months ended June 30, 2017

$1,393,618

Total investment in our technology platform since inception

$1,898,951

Cash raised from issuance of common stock in the second quarter, net

$3,537,052

The Company’s Quarterly Report on Form 10-Q for the Period Ended June 30, 2017 is available on our website at www.themaven.net.

About Maven

Maven is an expert-driven, group media network, whose innovative platform serves, by invitation-only, a coalition of professional, independent channel partners (“Mavens”). By providing broader distribution, greater community engagement, and efficient advertising and membership programs, Maven enables partners to focus on the key drivers of their business: creating, informing, sharing, discovering, leading and interacting with the communities and constituencies they serve.

Based in Seattle, Maven is publicly traded under the ticker symbol MVEN. The executive team and operational board members include digital media pioneers James Heckman, Ross Levinsohn and Josh Jacobs, and technology innovators Bill Sornsin and Ben Joldersma. For more insight, head to themaven.net.

Forward Looking Statements

This press release by theMaven, Inc. (“Company”) contains “forward-looking statements.” Forward-looking statements relate to future events or future performance and include, without limitation, statements concerning the Company’s business strategy, future revenues, market growth, capital requirements, product introductions and expansion plans, and the adequacy of the Company’s funding. Other statements contained in this press release that are not historical facts are also forward-looking statements. The Company has tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and other comparable terminology.

The Company cautions investors that any forward-looking statements presented in this report, or that the Company may make orally or in writing from time to time, are based on the beliefs of, assumptions made by, and information currently available to, the Company. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond the Company’s control or ability to predict. Although the Company believes that its assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, the Company’s actual future results can be expected to differ from its expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends.

This press release and all subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company does not undertake any obligation to release publicly any revisions to its forward-looking statements to reflect events or circumstances after the date of this press release. The information on the websites referenced in this press release are not incorporated herein by reference for any purpose.

Investor Inquiries

Martin Heimbigner, Chief Financial Officer

TheMaven Inc.

206-947-2472

Marty@themaven.net

Media Inquiries

TheMaven Inc.

Gretchen Bakamis, 206-715-6660

theMaven, Inc. and Subsidiary

Consolidated Balance Sheets

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets

Current assets:
Cash	$1,448,474	$598,294
Prepayments and other current assets	96,751	121,587
Total current assets	1,545,225	719,881

Fixed assets, net	1,885,087	547,804
Intangible assets	20,000	20,000

Total Assets	$3,450,312	$1,287,685

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$44,395	$154,361
Accrued expenses	122,624	54,789
Conversion feature liability	126,927	137,177
Total current liabilities	293,946	346,327

Commitments and contingencies

Redeemable convertible preferred stock, $0.01 par value, 1,000,000 shares authorized; 168 shares issued and outstanding ($168,496 aggregate liquidation value)	168,496	168,496

Stockholders’ equity:
Common stock, $0.01 par value, 100,000,000 shares authorized; 25,983,461 and 22,047,531 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	259,834	220,475
Common stock to be issued	-	9,375
Additional paid-in capital	7,508,989	2,730,770
Accumulated deficit	(4,780,953)	(2,187,758)
Total stockholders’ equity	2,987,870	772,862
Total liabilities and stockholders’ equity	$3,450,312	$1,287,685

theMaven, Inc. and Subsidiary

Consolidated Statements of Operations

	Three Months Ended	Six Months Ended
	June 30, 2017	June 30, 2017
	(Unaudited)	(Unaudited)
Revenue	-	-
Service Costs	$192,039	$192,039
Research and development	9,297	73,319
General and administrative	1,390,467	2,338,437

Loss from operations	(1,591,803)	(2,603,795)

Other income (loss):
Interest and dividend income, net	296	350
Change in fair value of conversion feature	3,140	10,250

Total other income	3,436	10,600

Net loss	$(1,588,367)	$(2,593,195)

Basic and diluted net loss per common share	$(0.12)	$(0.23)

Weighted average number of shares outstanding – basic and diluted	13,293,694	11,425,984

theMaven, Inc. and Subsidiary

Consolidated Statement of Cash Flows

Six Months Ended
June 30, 2017
(Unaudited)
Cash flows from operating activities:
Net loss	$(2,593,195)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of conversion feature	(10,250)
Stock based compensation	843,841
Depreciation and amortization	56,335

Changes in operating assets and liabilities:
Prepayments and other current assets	24,836
Accounts payable	(127,474)
Accrued expenses	67,835
Net cash used in operating activities	(1,738,072)

Cash flows from investing activities:
Website development costs and other fixed assets	(948,800)
Net cash used in investing activities	(948,800)

Cash flows from financing activities:
Net proceeds from issuance of common stock	3,537,052
Net cash provided by financing activities	3,537,052

Net increase in cash	850,180

Cash at beginning of period	598,294

Cash at end of period	$1,448,474

Supplemental disclosures of noncash investing and financing activities:
Reclassification of stock-based compensation to website development costs	444,818
Accrual of stock issuance costs	17,508
Shares issued for investment banking fees	200,880